Exhibit 99.3

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES PRIVATE PLACEMENT OF COMMON STOCK

AUSTIN, Texas, February 6, 2015 – Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced that it has entered into an agreement to sell 14,885,797 shares of its Class A common stock in a private placement, which is expected to result in approximately $231 million of gross proceeds and $224 million of net proceeds (after deducting placement agent commissions and the Company’s estimated expenses). The shares were sold to selected institutional and accredited investors. The Company expects to use the net proceeds from the offering to repay borrowings under its revolving credit facility and for general corporate purposes. Credit Suisse acted as sole placement agent and Tudor, Pickering, Holt & Co. served as a financial advisor in connection with the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including the prospectus filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ¡ Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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